Exhibit 99.2

FREMONT HOME LOAN TRUST 2005-A
Asset-Backed Certificates, Series 2005-A
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse First Boston LLC.

Disclaimer

The information herein has been provided solely by Credit Suisse First Boston LLC (“CSFB”) based on information with respect to the mortgage loans provided by Residential Funding Corporation (“RFC”) and its affiliates. Neither RFC nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. By entering into a transaction with CSFB, you acknowledge that you have read and understood the following terms: CSFB is acting solely as an arm’s length contractual counterparty and not as your financial adviser or fiduciary unless it has agreed to so act in writing. Before entering into any transaction you should ensure that you fully understand its potential risks and rewards and independently determine that it is appropriate for you given your objectives, experience, financial and operational resources, and other relevant circumstances. You should consult with such advisers, as you deem necessary to assist you in making these determinations. You should also understand that CSFB or its affiliates may provide banking, credit and other financial services to any company or issuer of securities or financial instruments referred to herein, underwrite, make a market in, have positions in, or otherwise buy and sell securities or financial instruments which may be identical or economically similar to any transaction entered into with you. If we make a market in any security or financial instrument, it should not be assumed that we will continue to do so. Any indicative terms provided to you are provided for your information and do not constitute an offer, a solicitation of an offer, or any advice or recommendation to conclude any transaction (whether on the indicative terms or otherwise). Any indicative price quotations, disclosure materials or analyses provided to you have been prepared on assumptions and parameters that reflect good faith determinations by us or that have been expressly specified by you and do not constitute advice by us. The assumptions and parameters used are not the only ones that might reasonably have been selected and therefore no guarantee is given as to the accuracy, completeness, or reasonableness of any such quotations, disclosure or analyses. No representation or warranty is made that any indicative performance or return indicated will be achieved in the future. None of the employees or agents of CSFB or its affiliates is authorized to amend or supplement the terms of this notice, other than in the form of a written instrument, duly executed by an appropriately authorized signatory and countersigned by you.

Attached is a term sheet describing the structure, collateral pool and certain aspects of the Certificates. The term sheet has been prepared by CSFB for informational purposes only and is subject to modification or change. The information and assumptions contained therein are preliminary and will be superseded by a prospectus and prospectus supplement and by any other additional information subsequently filed with the Securities and Exchange Commission or incorporated by reference in the Registration Statement.

Neither Credit Suisse First Boston LLC nor any of its respective affiliates makes any representation as to the accuracy or completeness of any of the information set forth in the attached Series Term Sheet.

A Registration Statement (including a prospectus) relating to the Certificates has been filed with the Securities and Exchange Commission and declared effective. The final Prospectus and Prospectus Supplement relating to the securities will be filed with the Securities and Exchange Commission after the securities have been priced and all of the terms and information are finalized. This communication is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Interested persons are referred to the final Prospectus and Prospectus Supplement to which the securities relate. Any investment decision should be based only upon the information in the final Prospectus and Prospectus Supplement as of their publication dates.

FREMONT HOME LOAN TRUST 2005-A
Asset-Backed Certificates, Series 2005-A
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse First Boston LLC.

Range of Mortgage Rates for Adjustable Rate Mortgage Loans

		Aggregate
	Number of	Principal	Percent of	Weighted	Weighted	Weighted	Weighted
Range of Mortgage	Mortgage	Balance	Mortgage	Average	Average	Average	Average
Rates	Loans	Outstanding	Pool	Coupon	LTV	FICO	DTI
6.000 or Less	652	$196,504,160.52	18.74%	5.692%	79.56%	649	42.30%
6.001 - 6.500	735	201,855,807.99	19.25	6.314	81.38	635	41.89
6.501 - 7.000	937	231,727,375.67	22.10	6.811	82.38	617	42.70
7.001 - 7.500	703	147,271,845.77	14.05	7.307	82.90	603	42.05
7.501 - 8.000	684	131,537,622.98	12.54	7.803	82.92	593	42.00
8.001 - 8.500	364	58,322,579.57	5.56	8.285	82.02	577	41.99
8.501 - 9.000	229	40,255,411.51	3.84	8.790	77.16	560	41.70
9.001 - 9.500	105	14,598,793.06	1.39	9.291	75.38	544	42.08
9.501 - 10.000	74	11,647,024.96	1.11	9.858	68.21	534	43.76
10.001 - 10.500	33	4,402,132.73	0.42	10.275	63.02	532	42.26
10.501 - 11.000	33	5,139,465.02	0.49	10.815	64.37	525	41.53
11.001 - 11.500	21	3,639,156.75	0.35	11.257	64.51	529	47.57
11.501 - 12.000	7	1,264,585.35	0.12	11.747	61.76	527	47.99
12.001 - 12.500	4	382,762.49	0.04	12.314	54.03	514	42.18

Total:	4,581	$1,048,548,724.37	100.00%	6.984%	81.06%	614	42.23%

Range of Mortgage Rates for Fixed Rate Mortgage Loans

		Aggregate
	Number of	Principal	Percent of	Weighted	Weighted	Weighted	Weighted
Range of Mortgage	Mortgage	Balance	Mortgage	Average	Average	Average	Average
Rates	Loans	Outstanding	Pool	Coupon	LTV	FICO	DTI
6.000 or Less	66	$18,431,743.28	10.64%	5.985%	76.82%	655	44.30%
6.001 - 6.500	145	38,093,543.66	21.99	6.334	75.85	653	40.54
6.501 - 7.000	154	36,338,208.53	20.98	6.811	77.15	630	42.11
7.001 - 7.500	89	17,970,671.52	10.38	7.319	81.58	628	39.33
7.501 - 8.000	93	19,457,392.17	11.23	7.760	79.89	611	38.14
8.001 - 8.500	60	6,780,514.47	3.91	8.293	81.77	593	38.54
8.501 - 9.000	111	7,884,490.89	4.55	8.829	93.74	644	40.88
9.001 - 9.500	53	3,934,553.17	2.27	9.369	86.99	624	41.68
9.501 - 10.000	97	6,561,979.91	3.79	9.821	96.75	648	42.30
10.001 - 10.500	62	3,557,954.48	2.05	10.298	97.69	637	43.54
10.501 - 11.000	137	5,637,578.09	3.25	10.867	99.13	621	42.94
11.001 - 11.500	134	5,418,061.09	3.13	11.331	99.18	639	41.70
11.501 - 12.000	65	1,377,352.43	0.80	11.783	90.84	616	42.92
12.001 - 12.500	82	949,301.34	0.55	12.282	96.14	609	42.97
12.501 - 13.000	18	689,697.52	0.40	12.652	98.83	623	44.50
13.001 - 13.500	10	114,867.56	0.07	13.293	91.29	622	35.78

Total:	1,376	$173,197,910.11	100.00%	7.542%	81.64%	635	41.13%

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